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                                                                     Exhibit 3.2

                           AMENDED AND RESTATED BYLAWS
                                       OF
                         WADDELL & REED FINANCIAL, INC.

                        EFFECTIVE AS OF OCTOBER 24, 2001

                               ARTICLE I. OFFICES

     Section 1. REGISTERED OFFICE:

     The registered office shall be established and maintained at the office of the Corporation Trust Company, in the City of Wilmington, in the County of New Castle, in the State of Delaware, and said corporation shall be the registered agent of this corporation in charge thereof.

     Section 2. OTHER OFFICES:

     The Corporation may have other offices, either within or without the State of Delaware, at such place or places as the Board of Directors may from time to time appoint or the business of the Corporation may require. The principal place of business of the Corporation shall be in Overland Park, Kansas.

                  ARTICLE II. MEETINGS OF STOCKHOLDERS

     Section 1. STOCKHOLDER ACTION:

     Any action required or permitted to be taken by the stockholders of the Corporation must be effected at a duly called annual or special meeting of stockholders of the Corporation and may not be effected by any consent in writing by such stockholders. Subject to rights of holders of Preferred Stock to elect additional directors under specified circumstances, special meetings of stockholders of the Corporation may be called only by the Board of Directors pursuant to a resolution approved by a majority of the entire Board of Directors or the Chairman of the Board, upon not less than ten nor more than sixty days' written notice.

     Section 2. ANNUAL MEETINGS:

     Annual meetings of stockholders shall be held at such place, either within or without the State of Delaware, and at such time and date as the Board of Directors, by resolution, shall determine and as set forth in the notice of the meeting. In the event the Board of Directors fails to so determine the time, date and place of meeting, the annual meeting of stockholders shall be held at the principal executive offices of the Corporation in Kansas on the last Wednesday of April. If the date of the annual meeting shall fall upon a legal holiday, the meeting shall be held on the next succeeding business day. At each annual meeting, the stockholders entitled to vote shall elect members of a class of the Board of Directors, and they may transact such other corporate business as may properly come before the meeting. If the presiding officer at an annual meeting determines that business was not properly brought before the annual meeting, the

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presiding officer shall declare to the meeting that such business was not properly brought before the meeting and such business shall not be transacted.

     Section 3. VOTING AND PROXIES:

     In accordance with the terms of the Certificate of Incorporation and in accordance with the provisions of these Bylaws each holder of Class A Common Stock shall be entitled to one vote, in person or by proxy, per share. No proxy shall be voted after eleven months from its date unless such proxy provides for a longer period. Such proxy shall be filed with the Secretary of the Corporation before or at the time of the meeting. Voting at meetings of stockholders need not be by written ballot unless such is demanded at the meeting before voting begins by any stockholder. If a vote is taken by written ballot, then each such ballot shall state the name of the stockholder or proxy voting and such other information as the chairperson of the meeting deems appropriate, and if authorized by the Board of Directors, the ballot may be submitted by electronic transmission in the manner provided by law. All elections for directors shall be decided by a plurality of votes cast; all other questions shall be decided by a majority of votes cast, except as otherwise provided by these Bylaws, the Certificate of Incorporation or the laws of the State of Delaware.

     A complete list of the stockholders entitled to vote at the ensuing election, arranged in alphabetical order, with the address of each, and the number of shares held by each, shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours for a period of at least ten days prior to the meeting on a reasonably accessible electronic network as permitted by law (provided that the information required to gain access to the list is provided with the notice of the meeting) or during the ordinary business hours at the principal place of business of the Corporation. If the meeting is held at a place, the list shall also be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder who is present. If the meeting is held solely by means of remote communication, then the list shall be open to the examination of any stockholder during the whole time of the meeting on a reasonably accessible electronic network, and the information required to access the list shall be provided with the notice of the meeting.

     Section 4. QUORUM:

     A majority of the outstanding shares of the Corporation entitled to vote, represented in person or by proxy, shall constitute a quorum at meetings of stockholders. In determining whether a quorum is present treasury shares shall not be counted. If less than a majority of the outstanding shares are represented, a majority of the shares so represented may adjourn the meeting from time to time without further notice, but until a quorum is secured no other business may be transacted. The stockholders present at a duly organized meeting may continue to transact business until an adjournment notwithstanding the withdrawal of enough stockholders to leave less than a quorum.

     Section 5. NOTICE OF MEETINGS:

     Notice, stating the place, if any, date and time of the special or annual meeting, and the general nature of the business to be considered, shall be given in writing or by electronic

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transmission in the manner provided by law (including, without limitation, as set forth in Article VI, Section 11 of these Bylaws) to each stockholder entitled to vote thereat at such stockholder's address as it appears on the records of the Corporation, not less than ten nor more than sixty days before the date of the meeting. No business shall be transacted at any special meeting other than that stated in the notice of such special meeting. No business shall be transacted at any annual meeting other than that stated in the notice of such annual meeting or brought before the annual meeting by or at the direction of the Board. A stockholder proposal of business to be considered at an annual meeting will be included in the notice of such annual meeting and considered by the stockholders thereat if: (a) such proposal is delivered, in writing, to the Secretary of the Corporation at the principal executive offices of the Corporation not less than 120 days in advance of the first anniversary of the preceding year's annual meeting; provided, however, that in the event that the date of the annual meeting has been changed by more than 30 days from the date of the previous year's annual meeting, delivery of such proposal by the stockholder, to be timely, must be so delivered not earlier than the close of business on the later of: (i) the 120th day prior to such meeting, or (ii) the 10th day following the day on which public announcement of the date of such meeting is first made, (b) such proposal is a proper matter for stockholder action and (c) the stockholder complies with all requirements of applicable law, including without limitation, the Securities and Exchange Act of 1934, as amended.

                             ARTICLE III. DIRECTORS

     Section 1. NUMBER, ELECTION AND TERMS:

     The business and affairs of the Corporation shall be managed by or under the direction of a Board of Directors consisting of not less than seven nor more than 15 persons. Subject to any rights of holders of Preferred Stock to elect directors under specified circumstances, the exact number of directors within the minimum and maximum limitations specified in the preceding sentence shall be fixed from time to time by the Board of Directors pursuant to a resolution adopted by a majority of the entire Board of Directors. The Board of Directors shall be divided into three classes, designated as Class I, Class II and Class
III. Each class shall consist, as nearly as may be possible, of one-third of the total number of directors constituting the entire Board of Directors. The initial Board of Directors elected following the filing of this Certificate of Incorporation shall consist of four Class I directors, four Class II directors and two Class III directors. Class I directors shall be elected initially for a one-year term, Class II directors initially for a two-year term and Class III directors initially for a three-year term. At each succeeding annual meeting of stockholders beginning in 1999, successors to the class of directors whose term expires at that annual meeting shall be elected for a three-year term. If the number of directors is changed, any increase or decrease shall be apportioned among the classes so as to maintain the number of directors in each class as nearly equal as possible, and any additional director of any class elected to fill a vacancy resulting from an increase in such class shall hold office for a term that shall coincide with the remaining term of that class, but in no case shall a decrease in the number of directors shorten the term of any incumbent director. Directors need not be stockholders.

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     Section 2. RESIGNATIONS:

     Any director, member of a committee or other officer may resign at any time upon notice given in writing or by electronic transmission, and such resignation shall take effect at the time of its receipt by the Chief Executive Officer or Secretary or at such other time as may be specified therein. The acceptance of a resignation shall not be necessary to make it effective.

     Section 3. NEWLY CREATED DIRECTORSHIPS AND VACANCIES:

     Subject to the rights of the holders of any series of Preferred Stock then outstanding, newly created directorships resulting from any increase in the authorized number of directors or any vacancies in the Board of Directors resulting from death, resignation, retirement, disqualification, removal from office or other cause shall, unless the Board of Directors otherwise determine, be filled by a majority vote of the directors then in office even if less than a quorum remain on the Board of Directors, or if all of the directors shall have been removed, by stockholders with a majority of the outstanding shares of stock, and directors so chosen shall hold office for a term expiring at the annual meeting of stockholders at which the term of the class to which they have been elected expires. No decrease in the number of directors constituting the Board of Directors shall shorten the term of any incumbent director.

     If the office of any member of a committee or other officer becomes vacant, the directors in office, by a majority vote, may appoint any qualified person to fill such vacancy, who shall hold office for the unexpired term and until his successor shall be duly chosen.

     Subject to the rights of holders of Preferred Stock to elect directors under specified circumstances, directors may be removed only for cause and only upon the affirmative vote of holders of at least 80% of the then outstanding shares of stock entitled to vote generally in the election of directors.

     If the holders of any series of Preferred Stock then outstanding are entitled to elect one or more directors, these provisions shall not apply, in respect to the removal of a director or directors so elected, to the vote of the holders of the outstanding shares of that series and the rights of the holders of such shares shall be as set out in the Certificate of Designations, Preferences and Rights for such shares.

     Section 4. POWERS:

             The Board of Directors shall exercise all the powers of the Corporation except such as are by law, or by the Certificate of Incorporation of the Corporation or by these Bylaws conferred upon or reserved to the stockholders.

     Section 5. ELECTION OF COMMITTEE MEMBERS:

             At each annual meeting or at any regular meeting of the Board of Directors, the directors may, by resolution or resolutions passed by a majority of the whole Board, designate directors to serve as members of the executive committee, the compensation committee, the finance committee, the nominating committee, and the audit committee until the next annual meeting of the Board of Directors or until their successors shall be duly elected and qualified or

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their earlier resignation or removal. At any regular or special meeting of the
Board of Directors, the directors may elect additional advisors for these committees. Such advisors may or may not be members of the Board of Directors and shall serve until the next annual meeting of the Board of Directors or for the period of time designated by the Board. The Board of Directors may from time to time provide for such other committees as may be deemed necessary and assign to such committees such authority and duties as are appropriate and allowed by Delaware law.

     Section 6. MEETINGS:

     The directors may hold their annual meeting for the purpose of organization and the transaction of business, if a quorum be present, immediately after the annual meeting of the stockholders; or the time and place of such meeting may be fixed by resolution of the directors.

     Annual meetings of the directors may be held without notice at such places and times as shall be determined from time to time by resolution of the directors.

     Special meetings of the Board of Directors may be called by the Chief Executive Officer at any time or by the Secretary on the written request of any two directors upon at least twelve hours personal notice to each director. Notice of the time, date and place of such meeting shall be given, orally, in writing or by electronic transmission (including electronic mail), by the person or persons calling the meeting. Such special meetings shall be held at such place or places as may be determined by the Chief Executive Officer or the directors calling the meeting, and shall be stated in the notice of the call of the meeting.

     Unless otherwise restricted by the Certificate of Incorporation or these Bylaws, members of the Board of Directors, or any committee designated by the Board of Directors, may participate in a meeting of the Board of Directors, or any committee, by means of conference telephone or other communications equipment by means of which all persons participating in the meeting can hear each other, and such part icipation in a meeting shall constitute presence in person at the meeting.

     Section 7. QUORUM:

     A majority of the directors shall constitute a quorum for the transaction of business. If at any meeting of the Board of Directors there shall be less than a quorum present, a majority of those present may adjourn the meeting from time to time until a quorum is obtained, and no further notice thereof need be given other than by announcement at the meeting which shall be so adjourned.

     Section 8. COMPENSATION:

             Directors shall not receive any stated salary for their services as directors or as members of committees, except that by resolution of the Board of Directors, retainer fees, meeting fees, expenses of attendance at meetings and other benefits and payments may be authorized. Nothing herein contained shall be construed to preclude any director from serving the Corporation in any other capacity as an officer, agent or otherwise, and receiving compensation therefore.

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     Section 9. ACTION WITHOUT MEETING:

             Any action required or permitted to be taken at any meeting of the Board of Directors, or of any committee thereof, may be taken without a meeting if all members of the Board or such committee, as the case may be, consent thereto in writing or by electronic transmission, and the writing or writings or electronic transmission or transmissions are filed with the minutes of proceedings of the Board or committee, respectively. Such filing shall be in paper form if the minutes are maintained in paper form and shall be in electronic form if the minutes are maintained in electronic form.

     Section 10. AMENDMENT, REPEAL AND ADOPTION:

     Notwithstanding anything contained in these Bylaws to the contrary the shareholders may only amend or repeal, or adopt any provision inconsistent with this Article III, with the affirmative vote of the holders of at least 80% of the shares of the Corporation entitled to vote generally in the election of directors.

                    ARTICLE IV. STANDING COMMITTEES

     Section 1. EXECUTIVE COMMITTEE:

     The executive committee of the Board of Directors shall consist of the Chairman of the Board, the president, and not less than three nor more than eight members elected by the directors from their own number. The chairman of this committee shall be appointed by the Chairman of the Board. The executive committee in the interim between meetings of the Board of Directors shall exercise all of the powers of the Board of Directors.

     Section 2. COMPENSATION COMMITTEE:

     The compensation committee shall consist of not less than two nor more than eight members. The chairman of this committee shall be appointed by the Chairman of the Board. The compensation committee shall prescribe the compensation of all senior executive officers of the Company, the five next most highly compensated officers and the senior portfolio managers and administer all of the Corporations benefit and stock option plans. The compensation of all other officers shall be determined by the Chief Executive Officer.

     Section 3. AUDIT COMMITTEE:

     The audit committee shall consist of not less than three nor more than eight members elected by the directors from among their own number; provided, however, that a majority of the members of the committee shall be outside directors. The chairman of this committee shall be elected by the full Board of Directors, or if the chairman is not so elected by the full Board of Directors or if the chairman elected by the full Board of Directors is not present at a particular meeting, the members of the audit committee may designate a chairman by majority vote of the committee membership in attendance. The audit committee shall recommend to the Board the firm to be employed by the Corporation as its external auditor; shall consult with the persons chosen to be the external auditors with regard to the plan of audit; shall review the fees of the external auditors for audit and non-audit services; shall review, in

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consultation with the external auditors, their report of audit, or proposed report of audit, and the accompanying management letter, if any; shall review with management and the external auditor before publication or issuance, the annual financial statements, and any annual reports to be filed with the Securities and Exchange Commission; shall consult with the external auditors (periodically, as appropriate, out of the presence of management) with regard to the adequacy of the internal auditing and general accounting functions of the Corporation; shall consult with the internal auditors (periodically, as appropriate, out of the presence of management) with regard to cooperation of corporate divisions with the internal auditing and accounting departments and the adequacy of corporate systems of accounting and controls; shall serve as a communications liaison between the Board of Directors, the external auditors, and the internal auditors; and shall perform such other duties not inconsistent with the spirit and purpose of the committee as are delegated to it by the Board of Directors.

     Section 4. FINANCE COMMITTEE:

     The Board of Directors may elect from its membership a finance committee of not less than three nor more than eight members elected by the directors from among their own number. The chairman of this committee shall be appointed by the Chairman of the Board. The finance committee shall have special charge and control of all financial affairs of the Company. The principal functions and responsibilities of the finance committee are to: review and approve investment and loan policies; review and approve asset-liability management policies; monitor corporate financial results; recommend corporate financial actions, including dividends and capital financing. The finance committee shall make recommendations to the Board of Directors with respect to the terms and provisions of any issue of securities of the Company, including equity and debt securities, and shall serve as the pricing committee in connection with any such financing and shall authorize the execution of such underwriting agreements as may be necessary or desirable to effectuate such issue.

     Section 5. NOMINATING COMMITTEE:

             The nominating committee shall consist of all non-employee (outside) directors of the Company. The chairman of this committee shall be appointed by the Chairman of the Board. The nominating committee shall meet periodically to review the qualifications of potential Board candidates from whatever source received; shall report its findings to the Board and propose nominations for Board membership for approval by the Board and for submission to stockholders for approval; and shall review and make recommendations to the Board, where appropriate, concerning the size of the Board and the frequency of meetings. The nominating committee shall have and exercise all such power as it shall deem necessary for the performance of its duties.

     Section 6. MEETINGS:

     Meetings of the executive committee, the finance committee, the nominating committee, the compensation committee, and the audit committee shall be held on call of the Chairman of the Board or any committee member. Meetings may be held informally, by telephone, or by mail, and it is not necessary that members of the committee be physically present together in

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order for a meeting to be held. The greater of two or one-third of the members of a committee shall constitute a quorum.

                            ARTICLE V. OFFICERS

     Section 1. OFFICERS:

     The officers of the Corporation shall be a President, such Vice-Presidents as shall from time to time be deemed necessary, a Secretary, a Treasurer, and such other officers as may be deemed appropriate. A Chairman of the Board and a Vice Chairman of the Board may also be elected. All such officers shall be elected by the Board of Directors and shall hold office until their successors are elected and qualified. None of the officers of the Corporation need be directors. More than one office may be held by the same person.

     Section 2. CHAIRMAN OF THE BOARD:

     In the event that there is a Chairman of the Board, he shall preside at all meetings of the Board of Directors and stockholders. He shall have and perform such duties as usually devolve upon his office and such other duties as are prescribed by the Bylaws and by the Board of Directors.

     Section 3. VICE CHAIRMAN OF THE BOARD:

     The Vice Chairman of the Board shall in the absence or inability to act of the Chairman of the Board preside at all meetings of the Board of Directors and stockholders, and exercise and discharge the responsibilities and duties of the Chairman of the Board. He shall have and perform such other duties as may be prescribed or assigned by the Board of Directors or the Chairman of the Board.

     Section 4. PRESIDENT:

     The President shall perform such duties as usually devolve upon his office and such other duties as are prescribed by these Bylaws, by the Board of Directors, and by the Chairman. In the absence or inability to act of the Chairman of the Board and the Vice Chairman of the Board or if the offices of Chairman of the Board and Vice Chairman of the Board shall be vacant, the President shall have and exercise all the powers and duties of such office. If the Chairman of the Board, Vice Chairman of the Board or the President is absent from any meeting of the Board of Directors or stockholders where either was to have presided, the other directors shall elect one of their number to preside at the meeting.

     Section 5. EXECUTIVE VICE PRESIDENT:

     The Executive Vice President shall be the chief operating officer of the Corporation, unless the Board elects a separate Chief Operating Officer, and shall perform such duties as may be assigned to him from time to time by these Bylaws, by the Board of Directors, and by the President.

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     Section 6. VICE PRESIDENTS:

     The Vice Presidents shall perform such duties as may be assigned to them from time to time by these Bylaws, the Board of Directors, the Chairman of the Board, or the President.

     Section 7. TREASURER:

     The Treasurer shall have custody of all funds of the Corporation. The Treasurer shall have and perform such duties as are incident to the office of Treasurer and such other duties as may from time to time be assigned to him by the Board of Directors, the Chairman, or the President.

     Section 8. SECRETARY:

     The Secretary shall keep minutes of all meetings of the stockholders and the Board of Directors unless otherwise directed by those bodies. The Secretary shall have custody of the corporate seal, and the Secretary or any Assistant Secretary shall affix the same to all instruments or papers requiring the seal of the Corporation. The Secretary, or in his absence, any Assistant Secretary, shall attend to the giving and serving of all notices of the Corporation. The Secretary shall perform all the duties incident to the office of Secretary, subject to the control of the Board of Directors, and shall do and perform such other duties as may from time to time be assigned by the Board of Directors, the Chairman, or the President.

     Section 9. OTHER OFFICERS AND AGENTS:

     The Board of Directors may appoint such other officers and agents as it may deem advisable, who shall exercise such powers and perform such duties as shall be determined from time to time by the Board of Directors.

     Section 10. CHIEF EXECUTIVE OFFICER:

     The Chairman of the Board shall serve as the chief executive officer of the Corporation. Subject to the control of the Board of Directors, the Chairman of the Board shall be vested with authority to act for the Corporation, and shall have general and active management of the business of the Corporation and such other general powers and duties of supervision and management as usually devolve upon such office and as may be prescribed from time to time by the Board of Directors.

     Section 11. ELECTION AND TERM:

     The officers of the Corporation shall be elected annually by the Board of Directors at the first meeting held after each annual meeting of stockholders. Each officer shall hold office at the pleasure of the Board of Directors until his death, resignation, retirement, or removal. Any officer may be elected by the Board of Directors at other than annual meetings to serve until the first meeting of the Board of Directors held after the annual meeting of stockholders next following his election.

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                           ARTICLE VI. MISCELLANEOUS

     Section 1. CERTIFICATES OF STOCK:

     A certificate of stock or certificates of stock, signed by the Chairman or Vice Chairman of the Board, the President or Vice-President, the Treasurer or an Assistant Treasurer, or the Secretary or an Assistant Secretary, shall be adopted by the Board of Directors and shall be issued to each stockholder certifying the number of shares owned by such stockholder in the Corporation. Any or all of the signatures may be facsimiles.

     Section 2. LOST CERTIFICATES:

     The Board of Directors may order a new certificate or certificates of stock to be issued in the place of any certificate or certificates of the Corporation alleged to have been lost or destroyed, but in every such case the owner of the lost certificate or certificates shall first cause to be given to the Corporation or its authorized agent a bond in such sum as said Board may direct, as indemnity against any loss that the Corporation may incur by reason of such replacement of the lost certificate or certificates; but the Board of Directors may, at their discretion refuse to replace any lost certificate of stock save upon the order of some court having jurisdiction in such matter and may cause such legend to be inscribed on the new certificate or certificates as in the Board's discretion may be necessary to prevent loss to the Corporation.

     Section 3. TRANSFER OF SHARES:

     The shares of stock of the Corporation shall be transferable only upon its books by the holders thereof in person or by their duly authorized attorneys or legal representatives, and upon such transfer the old certificates shall be surrendered to the Corporation by the delivery thereof to the person in charge of the stock and transfer books, and ledgers, or to the authorized agent of the Corporation, by whom they shall be canceled, and new certificates shall thereupon be issued. A record shall be made of each transfer and whenever a transfer shall be made for collateral security, and not absolutely, it shall be so expressed in the entry of the stock and transfer books.

     The Corporation may decline to register on its stock books transfers of stock standing in the name of infants, unless (a) the law of the state of which the infant is a resident relieves the Corporation of all liability therefore in case the infant or anyone acting for him thereafter elects to rescind such transfer, or (b) a court having jurisdiction of the infant and the subject matter enters a valid decree authorizing such transfer.

     Section 4. FRACTIONAL SHARES:

     No fractional part of a share of stock shall ever be issued by this Corporation.

     Section 5. STOCKHOLDERS RECORD DATE:

     In order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful

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action, the Board of Directors may fix, in advance, a record date, which shall not be more than sixty nor less than ten days before the date of such meeting, nor more than sixty days prior to any other action. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

     Section 6. DIVIDENDS:

     Subject to the provisions of the Certificate of Incorporation, the Board of Directors may, out of funds legally available therefore at any regular or special meeting, declare dividends upon the capital stock of the Corporation as and when they deem expedient. Before declaring any dividend there may be set apart out of any fund of the Corporation available for dividends, such sum or sums as the directors from time to time in their discretion deem proper for working capital or to serve as a fund to meet contingencies or for equalizing dividends or for such other purposes as the directors shall deem conducive to the interests of the Corporation. The Corporation may decline to pay cash dividends to infant stockholders except where full and valid release may be granted by the infant or under a decree of court of competent jurisdiction.

     Section 7. SEAL:

     The corporate seal shall consist of two concentric circles between which shall be "WADDELL & REED FINANCIAL, INC." with a representation of the Corporate Logogram in the center.

     Section 8. FISCAL YEAR:

     The fiscal year of the corporation shall be the calendar year or such other period as shall be determined by resolution of the Board of Directors.

     Section 9. CHECKS:

     All checks, drafts or other orders for the payment off money, notes or other evidences of indebtedness issued in the name of the Corporation shall be signed by such officer or officers, agent or agents of the Corporation, and in such manner as shall be determined from time to time by resolution of the Board of Directors.

     Section 10. FORM OF RECORDS: Any records maintained by the Corporation in the regular course of its business, including its stock ledger, books of account and minute books, may be kept on or by means of, or be in the form of, diskettes or any other information storage device or method, provided that the records so kept can be converted into clearly legible paper form within a reasonable time. The Corporation shall so convert any records so kept upon the request of any person entitled to inspect such records pursuant to any provision of the Delaware General Corporation Law.

     Section 11. NOTICE: (a) Except as otherwise specifically provided in these Bylaws (including, without limitation, the provisions of Article VI, Section 11(b) below) or required by law, all notices required to be given pursuant to these Bylaws shall be in writing and may in every instance be effectively given by hand delivery (including use of a delivery service), by

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depositing such notice in the United States mail, postage prepaid, or by sending such notice by prepaid telegram, telex, overnight express courier, mailgram or facsimile. Any such notice shall be addressed to the person to whom notice is to be given at such person's address as it appears on the records of the Corporation. The notice shall be deemed given (i) in the case of hand delivery, when received by the person to whom notice is to be given or by any person accepting such notice on behalf of such person, (ii) in the case of delivery by mail, upon deposit in the mail, (iii) in the case of delivery by overnight express courier, when dispatched, and (iv) in the case of delivery via telegram, telex, mailgram or facsimile, when dispatched.

     (b) Without limiting the manner by which notice otherwise may be given effectively to stockholders, any notice to stockholders given by the Corporation under any provision of the Delaware General Corporation Law, the Certificate of Incorporation, or these Bylaws shall be effective if given by a form of electronic transmission consented to by the stockholder to whom the notice is given. Any such consent shall be revocable by the stockholder by written notice to the Corporation. Any such consent shall be deemed revoked if (i) the Corporation is unable to deliver by electronic transmission two consecutive notices given by the Corporation in accordance with such consent and (ii) such inability becomes known to the Secretary or an Assistant Secretary of the Corporation or to the transfer agent, or other person responsible for the giving of notice; provided, however, the inadvertent failure to treat such inability as a revocation shall not invalidate any meeting or other action. Notice given pursuant to this Article VI, Section 11(b) shall be deemed given: (i) if by facsimile telecommunication, when directed to a number at which the stockholder has consented to receive notice; (ii) if by electronic mail, when directed to an electronic mail address at which the stockholder has consented to receive notice; (iii) if by a posting on an electronic network together with separate notice to the stockholder of such specific posting, upon the later of (A) such posting and (B) the giving of such separate notice; and (iv) if by any other form of electronic transmission, when directed to the stockholder.

     (c) An affidavit of the Secretary or an Assistant Secretary or of the transfer agent or other agent of the Corporation that the notice has been given in writing or by a form of electronic transmission shall, in the absence of fraud, be prima facie evidence of the facts stated therein.

     Section 12. WAIVER OF NOTICE: Whenever notice is required to be given under any provision of these Bylaws, a written waiver of notice, signed by the person entitled to notice, or waiver by electronic transmission by such person, whether before or after the time stated therein, shall be deemed equivalent to notice. Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when the person attends a meeting for the express purpose of objecting at the beginning of the meeting to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the stockholders, directors or members of a committee of directors need be specified in any waiver of notice.

                            ARTICLE VII. AMENDMENTS

     Except as otherwise provided in Article III of these Bylaws, these Bylaws may be altered or repealed and Bylaws may be adopted at any annual meeting of the stockholders, or at any special meeting thereof if notice of the proposed alteration or repeal, or Bylaw or Bylaws to be adopted, is contained in the notice of such special meeting, by the affirmative vote of a majority

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of the stock issued and outstanding and entitled to vote thereat, or without any stockholder action by the affirmative vote of a majority of the Board of Directors, at any annual meeting of the Board of Directors, or at a special meeting of the Board of Directors, if notice of the proposed alteration or repeal, or Bylaw or Bylaws to be adopted, is contained in the notice of such special meeting.

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